                                              Exhibit 10.2


                ===============================================



                             INVESTMENT AGREEMENT

                                    between

                             SAMSONITE CORPORATION

                                      and

                         APOLLO INVESTMENT FUND, L.P.


                              -------------------
                           Dated as of April 7, 1999



                ===============================================



TABLE OF CONTENTS                                                                   Page
-----------------                                                                   ----
1.Authorization of Preferred Shares................................................   1

2.Sale and Purchase of Preferred Shares............................................   2

3.Closing; Payment of Purchase Price...............................................   3
3.1  Closing Date..................................................................   3
3.2  Deliveries at Closing.........................................................   3

4.Conditions to Closing............................................................   4
4.1  Representations and Warranties................................................   4
4.2  Performance; No Default.......................................................   4
4.3  Certificate of Designation....................................................   4
4.4  Registration Rights Agreement.................................................   4
4.5  No Actions Pending............................................................   4
4.6  Compliance with Securities Laws...............................................   5
4.7  Reservation of Common Stock...................................................   5

5.   Back-stop Closing; Payment of Back-stop
                Purchase Price.....................................................   5
5.1  Back-stop Closing Date........................................................   5
5.2  Deliveries at Back-stop Closing...............................................   6
6.   Conditions to Back-stop Closing...............................................   6
6.1  No Actions Pending............................................................   6
6.2  Compliance with Securities Laws...............................................   7
7.   Representations and Warranties of the Company.................................   7
7.1  Organization, Standing, etc...................................................   7
7.2  Capital Stock and Related Matters.............................................   7
7.3  Compliance with Other Instruments, etc........................................   7
7.4  Governmental Consents, etc....................................................   8
7.5  Offering of Securities........................................................   9
7.6  Disclosure....................................................................   9
7.7  Enforceability................................................................  10
7.8  Integration...................................................................  10
8. Representations and Warranties of the
     Purchaser.....................................................................  10
8.1  Investment Representations....................................................  10
8.2  Acquisition for Own Account...................................................  11
8.3  Ability to Protect Its Own Interests and
 Bear Economic Risks...............................................................  11

8.4  Accredited Investor...........................................................  11
8.5  Access to Information.........................................................  11
8.6  No Brokers....................................................................  11
9.   Covenants of the Company......................................................  12
9.1  Filing of Registration Statement..............................................  12
9.2  Pricing of the Rights Offering................................................  12
9.3  Use of Proceeds...............................................................  12
9.4  Bridge Fee....................................................................  13
10.  Covenants of the Purchaser....................................................  13
10.1 Compliance with Laws..........................................................  13
10.2 Pro Rata Voting and Related
     Matters.......................................................................  13
10.3 Third Party Transfers.........................................................  14
11.  Registration, Transfer and Substitution of Certificates for Preferred
   Shares..........................................................................  14
11.1 Stock Register; Ownership of Preferred Shares.................................  14
11.2 Replacement of Certificates...................................................  15
11.3 Restrictive Legends...........................................................  15
11.4 Notice of Proposed Transfer; Opinions of Counsel..............................  16

12.  Definitions...................................................................  17
12.1 Certain Defined Terms.........................................................  17

13.  Survival of Representations and Warranties and
Indemnification; Certain Limitations
14.  Amendments and Waivers........................................................  20

15.  Notices, etc..................................................................  20

16.  Miscellaneous.................................................................  21

Exhibit A          Form of Certificate of Designations
Exhibit B          Form of Registration Rights Agreement

                             Samsonite Corporation
                           11200 East 45/th/ Avenue
                            Denver, Colorado 80239



                                                        April 7, 1999


Apollo Investment Fund, L.P.
c/o Apollo Advisors, L.P.
2 Manhattan Road
Purchase, New York 10577


Dear Sirs:

          Samsonite Corporation, a Delaware corporation (the "Company"), has for the past few months contemplated raising additional equity capital through a rights offering pursuant to which the Company would distribute to its common stockholders transferable rights to purchase up to $75,000,000 of its Common Stock on a pro rata basis and has had discussions with Apollo Investment Fund, L.P., a Delaware limited partnership (the "Purchaser"), regarding the Purchaser's willingness to back-stop a portion of such rights offering. The Purchaser has indicated a willingness to do so. In addition, the Company has an immediate need for a portion of such additional equity capital and has requested the Purchaser to supply such equity capital in the form of a bridge investment equal to its pro rata share of the shares offered in the rights offering.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound the Company hereby agrees with the Purchaser, as follows:

          1.   Authorization of Preferred Shares.  The Company has authorized
               ---------------------------------
and provided for the issuance of 2,000 shares of its Series Z Convertible Preferred Stock, $.01 par value, to be designated as its "Series Z Convertible Preferred Stock" (the "Preferred Shares"). The Preferred Shares shall have the relative rights, preferences and limitations, including, without limitation, the right to convert the Preferred Shares into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as set forth in the form of the Certificate of Designations attached as Exhibit A hereto (the "Certificate of Designation"). Certain capitalized terms used in this Agreement are defined in Section 12; references to an "Exhibit" are, unless otherwise specified, to an Exhibit attached to this Agreement and references to a "section" are, unless otherwise specified, to one of the sections of this Agreement.

          2.   Sale and Purchase of Preferred Shares.  On the basis of the
               -------------------------------------
representations and warranties and subject to the terms and conditions set forth herein:

          (a) At the option of the Company, which shall be exercisable by notice to the Purchaser at any time prior to 5:00 p.m., New York City time, on April 14, 1999,the Purchaser agrees to purchase, at the Closing provided for in
Section 3, 1,000 Preferred Shares (the "Initial Preferred Shares"), at a purchase price of $25,410 per Initial Preferred Share, for an aggregate purchase price of $25,410,000.

          (b) If the Company exercises its option pursuant to Section 2(a) above, the Purchaser also agrees in connection with the Rights Offering that (i) the Purchaser shall not, and shall cause all of its Affiliates (other than individuals to whom Rights are distributed in their individual capacities as stockholders of the Company) and all of its and their direct and indirect transferees and assigns (and subsequent transferees and assigns) of Common Stock and/or Rights not to, with respect to Rights distributed to the Purchaser, all such Affiliates and all such transferees and assigns pursuant to their subscription privileges, exercise or transfer such Rights (or exercise any over-subscription privilege) and shall hold such Rights until such time as they expire without value and (ii) to the extent that the Rights Offering is not fully subscribed by stockholders of the Company (other than in respect of Rights issued to the Purchaser and to Lion Advisors, L.P. for the benefit of an account under management, as described in Section 5.1 hereof), the Purchaser shall purchase additional shares of Common Stock (the "Back-stop Common Shares"), at the same per share price at which shares are offered for purchase in the Rights Offering, up to, but not exceeding, an aggregate investment by the

Purchaser pursuant to this Section 2(b)(ii) of $12,090,000 (the "Back-stop Arrangement"); provided, however, that the Purchaser may permit or cause one or
               --------  -------
more of its designees to satisfy, in whole or in part, Purchaser's obligations under the Back-stop Arrangement; provided, further, that, notwithstanding the
                                 --------  -------
foregoing, the Purchaser shall remain obligated to ensure that the full amount of the aggregate investment set forth above is invested pursuant to the Back-stop Arrangement and, in the event such purchase is not permitted under the HSR Act at the time the Rights Offering expires or is terminated, the Back-stop Arrangement shall be effected as a purchase of a number of additional Preferred Shares (the "Back-stop Preferred Shares") which are, in the aggregate, convertible into a number of shares of Common Stock equal to the number of the Back-stop Common Shares.

          3.   Closing; Payment of Purchase Price.
               ----------------------------------

          3.1  Closing Date.  If the Company exercises its option pursuant to
               ------------
Section 2(a), the sale of the Initial Preferred Shares to the Purchaser shall take place at a closing (the "Closing") which shall occur at 12:00 noon, New York City time, on April 15, 1999 or such earlier date as may be agreed upon by the Company and the Purchaser.

          3.2  Deliveries at Closing.  At the Closing, the Company shall deliver
               ---------------------
to the Purchaser a certificate evidencing the Initial Preferred Shares in the form of a single certificate (or such greater number of certificates representing such Initial Preferred Shares as the Purchaser may reasonably request) dated the date of the Closing and registered in the name of the Purchaser, and the Purchaser agrees to deliver to the Company or its order funds in the amount of the aggregate purchase price for such Initial Preferred Shares. If at the Closing the Company shall fail to tender to the Purchaser duly executed certificates evidencing the Initial Preferred Shares, as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Purchaser's reasonable satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such nonfulfillment. If at the Closing, the Purchaser shall fail to tender to the Company the purchase price for the Initial Preferred Shares, as provided above in this Section 3, other than on account of any of the conditions specified in Section 4 not having been fulfilled to the Purchaser's reasonable satisfaction or on account of the breach by the Company of any of its obligations under this Agreement, the Company shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Company may have by reason of such failure.

          4.   Conditions to Closing.  The Purchaser's obligation and, with
               ---------------------
respect to Sections 4.5 and 4.8 hereof, the Company's obligation, to consummate the purchase and sale of the Initial Preferred Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, prior to or concurrently with the Closing, of the following conditions:

          4.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be in all material respects correct when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated by this Agreement.

          4.2  Performance; No Default.  The Company shall have performed and
               -----------------------
complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

          4.3  Certificate of Designation.  The Certificate of Designation shall
               --------------------------
have been duly filed with the Secretary of State of the State of Delaware, and the Restated Certificate of Incorporation of the Company, as amended by the Certificate of Designation, shall be in full force and effect, and shall not have been otherwise amended or modified.

          4.4  Registration Rights Agreement.  The Purchaser shall have received
               -----------------------------
a fully executed counterpart of the Registration Rights Agreement substantially in the form attached as Exhibit B hereto (the "Registration Rights Agreement").

          4.5  No Actions Pending.  There shall be no suit, action,
               ------------------
investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or to the knowledge of the Company threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

          4.6  Compliance with Securities Laws.  The offering and sale by the
               -------------------------------
Company of the Initial Preferred Shares pursuant to this Agreement shall have been made in compliance with all applicable requirements of federal and state securities laws.

          4.7  Reservation of Common Stock.  The shares of Common Stock
               ---------------------------
initially issuable upon conversion of the Initial Preferred Shares shall have been duly authorized and reserved for issuance upon due conversion of the Initial Preferred Shares.

          4.8  Fairness Opinion.  The Company shall have received the written
               ----------------
opinion of Bear Stearns & Co., Inc., its financial advisor in connection with the transactions contemplated by this Agreement, to the effect that the sale of the Preferred Shares and the Back-stop Shares pursuant hereto (and the other financial terms contained herein), taken as a whole, are fair to the Company from a financial point of view.

          5.   Back-stop Closing; Payment of Back-stop Purchase Price.
               ------------------------------------------------------

          5.1  Back-stop Closing Date.  In the event that the Rights Offering is
               ----------------------
not fully subscribed by stockholders of the Company (other than in respect of Rights issued to the Purchaser and to Lion Advisors, L.P., in respect of an aggregate of 3,557,757 shares of Common Stock owned by them on the date hereof), the sale of the Back-stop Shares (as such term is defined in Section 12 hereof) to the Purchaser pursuant to the Back-stop Arrangement shall take place at a closing (the "Back-stop Closing") which shall occur promptly following the expiration or termination of the Rights Offering and the satisfaction or waiver of the conditions to closing set forth in Section 6 by the party entitled to waive such conditions or following such time as agreed upon by the Company and the Purchaser at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022.

          5.2  Deliveries at Back-stop Closing.  At the Back-stop Closing, the
               -------------------------------
Company shall deliver to the Purchaser a certificate evidencing the Back-stop Shares in the form of a single certificate (or such greater number of certificates representing such Back-stop Shares as the Purchaser may reasonably request) dated the date of the Back-stop Closing and registered in the name of the Purchaser, and the Purchaser agrees to deliver to the Company or its order immediately available funds in the amount of the aggregate purchase price for such Back-stop Shares. If at the Back-stop Closing the Company shall fail to tender to the Purchaser duly executed certificates evidencing the Back-stop Shares, as provided above in this Section 5, or any of the conditions specified in Section 6 shall not have been fulfilled to the Purchaser's reasonable satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under the Back-stop Arrangement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such nonfulfillment. If at the Back-stop Closing, the Purchaser shall fail to tender to the Company the full amount of the purchase price for the Back-stop Shares, as provided above in this Section 5, other than on account of any of the conditions specified in Section 6 not having been fulfilled to the Purchaser's reasonable satisfaction or on account of the breach by the Company of any of its obligations under the Back-stop Agreement, the Company shall, at its election, be relieved of all further obligations under the Back-stop Arrangement, without thereby waiving any other rights the Company may have by reason of such failure.

          6.   Conditions to Back-stop Closing.  The Purchaser's obligation to
               -------------------------------
purchase and pay for the Back-stop Shares to be sold to the Purchaser at the Back-stop Closing is subject to the fulfillment to its reasonable satisfaction, prior to or concurrently with the Back-stop Closing, of the following conditions:

          6.1  No Actions Pending.  There shall be no suit, action,
               ------------------
investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or to the knowledge of the Company threatened which questions the validity or legality of the transactions contemplated by the Back-stop Arrangement, or seeks damages in connection therewith.

          6.2  Compliance with Securities Laws.  The offering and sale by the
               -------------------------------
Company, at or prior to the Back-stop Closing, of the Back-stop Shares pursuant to this Agreement shall have been made in compliance with all applicable requirements of federal and state securities laws.

          7.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants that:

          7.1  Organization, Standing, etc.  The Company has been duly
               ----------------------------
incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into and perform all of its obligations under this Agreement, the Certificate of Designation and the Registration Rights Agreement, to issue and sell the Initial Preferred Shares and the Back-stop Shares (and the shares of Common Stock issuable upon the conversion of the Preferred Shares) and to consummate the transactions contemplated hereby.

          7.2  Capital Stock and Related Matters.  At the time of the Closing
               ---------------------------------
and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (a) 60,000,000 shares of Common Stock, of which 10,500,039 shares will be outstanding, (b) 2,000,000 shares of preferred stock, of which approximately 193,200 shares of 13 7/8% senior redeemable exchangeable preferred stock will be outstanding, and (c) 2,000 shares of Series Z Convertible Preferred Stock, of which 1,000 will be outstanding. All of the outstanding shares of the Company's capital stock are, and at the Closing will be, validly issued and outstanding, fully paid and non-assessable.

          7.3  Compliance with Other Instruments, etc. Neither the Company nor
               ---------------------------------------
any of its Significant Subsidiaries (within the meaning of Regulation S-X under the Securities Act) is in violation of any term of its certificate or articles of incorporation or by-laws, and neither the Company nor any of its Significant Subsidiaries is in violation of any term of any material agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which violation could reasonably be expected to have a Material Adverse Effect. The compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance by the Company of shares of Common Stock upon the conversion of the Preferred Shares, and the compliance by the Company with the terms of the Certificate of Designation will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of the its subsidiaries is subject, or constitute a Repayment Event thereunder, nor will such actions result in any violation of the provisions of the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries or, assuming the obtaining of the consents and approvals and the making of the filings and declarations referred to in Section 7.4 below, any statute or any order, rule or regulation of any court or governmental agency or body (or any self-regulatory organization (including but not limited to, the National Association of Securities Dealers, Inc. (the "NASD"))) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in each case as would not, individually or in the aggregate have a Material Adverse Effect.

          7.4  Governmental Consents, etc.   Except as may be required under the
               ---------------------------
HSR Act and filings and approvals under foreign antitrust, investment or similar statutes, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement, the valid offer, issue, sale and delivery of the Preferred Shares or the Back-stop Common Shares pursuant to this Agreement or the valid issue and delivery of shares of Common Stock issuable upon conversion of the Preferred Shares. Except for (a) the requirements of applicable state securities or blue sky laws, (b) consents, approvals, filings or notices that will be given or made at or prior to the time of the Closing,
(c) filings and
approvals required in connection with the compliance by the Company with its registration obligations pursuant to the Registration Rights Agreement or (d) filings under the HSR Act and filings and approvals under foreign antitrust, investment or similar statutes, neither the Company nor any of its Subsidiaries is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to the valid execution, delivery or performance of the Registration Rights Agreement or the consummation of the transactions contemplated thereby.

          7.5  Offering of Securities.  Neither the Company nor any Person
               ----------------------
acting on its behalf has offered the Preferred Shares, the Back-stop Common Shares or any similar securities of the Company to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person or Persons by any form of general solicitation or general advertising or in any other manner as would subject the offering, issuance or sale of any of the Preferred Shares or any of the Back-stop Common Shares to the
provisions of Section 5 of the Securities Act.   Neither the Company nor any
Person acting on behalf of the Company has taken or will take any action which would subject the offering, issuance or sale of any of the Preferred Shares or the Back-stop Common Shares to the provisions of Section 5 of the Securities Act.

          7.6  Disclosure.  Each document filed by the Company with the
               ----------
Securities and Exchange Commission pursuant to the Exchange Act since the filing of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (together, the "SEC Documents"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder. None of the SEC Documents (as of the respective dates they were filed with the Securities and Exchange Commission) contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the
circumstances under which they are made, not misleading.   Since the respective
dates as of which information is provided in the SEC Documents, unless otherwise specified in any SEC Document or otherwise disclosed to the Purchaser, there has not been any material transaction not in the ordinary course of business entered into by the Company, or any Material Adverse Effect.

          7.7  Enforceability.  This Agreement and the Registration Rights
               --------------
Agreement have been duly authorized, and executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Purchaser) and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or, in the case of the Registration Rights Agreement, the rights to indemnification and contribution contained therein may be limited by applicable state or federal securities laws or the public policy underlying such laws.

          7.8  Integration.  Neither the Company nor any Affiliate of the
               -----------
Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Preferred Shares and/or the Back-stop Common Shares, in a manner that would require the registration of the Preferred Shares and/or the Back-stop Common Shares under the Securities Act.

          8.   Representations and Warranties of the Purchaser.  The Purchaser
               -----------------------------------------------
hereby represents and warrants as follows:

          8.1  Investment Representations.  The Purchaser understands that
               --------------------------
neither the Preferred Shares nor the Back-stop Common Shares or any Common Stock issuable upon conversion of the Preferred Shares has been, or shall upon delivery be, registered under the Securities Act and that the certificates evidencing the Preferred Shares, the Back-stop Common Shares and such Common Stock shall bear a legend to that effect. The Purchaser also understands that the Preferred Shares and the Back-stop Common Shares are being offered and sold to it pursuant to an exemption from registration contained in the Securities Act, based in part upon its representations contained in this Agreement.

          8.2  Acquisition for Own Account.  The Purchaser is acquiring the
               ---------------------------
Preferred Shares, any shares of Common Stock issued upon conversion thereof and the Back-stop Common Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

          8.3  Ability to Protect Its Own Interests and Bear Economic Risks. The
               ------------------------------------------------------------
Purchaser represents that by reason of its business and financial experience, and the business and financial experience of its management, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser is not an entity formed for the specific purpose of consummating the transactions contemplated hereby. The Purchaser further represents that the Purchaser is able to bear the economic risk of an investment in the Preferred Shares, the Back-stop Common Shares and the Common Stock to be issued upon conversion of the Preferred Shares and has an adequate income independent of any income produced from an investment in the Preferred Shares, the Back-stop Common Shares and such Common Stock and has sufficient net worth to sustain a loss of all of its investment in the Preferred Shares, the Back-stop Common Shares and such Common Stock without economic hardship if such a loss should occur.

          8.4  Accredited Investor.  The Purchaser represents that it is an
               -------------------
"accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

          8.5  Access to Information.  The Purchaser has been given access to
               ---------------------
all Company documents, records, and other information, has received physical delivery of all such documents, records and information which the Purchaser has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Preferred Shares and the Back-stop Common Shares.

          8.6  No Brokers.  No broker's or finder's fees or commissions will be
               ----------
payable by the Purchaser with respect to the transactions contemplated by this Agreement, and the Purchaser hereby indemnifies and holds the Company harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of the Purchaser, its Affiliates or agents or any Person acting on behalf of or at the request of the Purchaser, its Affiliates or agents.

          9.   Covenants of the Company.  The Company covenants that:
               ------------------------

          9.1  Filing of Registration Statement. The Company shall use its
               --------------------------------
commercially reasonable best efforts (i) to file a registration statement with the Securities and Exchange Commission in respect of the Rights to be offered in the Rights Offering, and the shares of Common Stock underlying such Rights, as soon as reasonably practicable following the filing of the Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1999 and (ii) to cause such registration statement to become effective, and to commence the Rights Offering, as promptly as practicable thereafter.

          9.2  Pricing of the Rights Offering.  The Company shall commence the
               ------------------------------
Rights Offering at a price not more than $1.00 above, nor less than $1.00 below, the initial conversion price of the Initial Preferred Shares as set forth in the Certificate of Designation; provided however that the price offered in the
                            -------- -------
Rights Offering shall be equal to such initial conversion price (and no adjustment of the conversion price shall be made pursuant to the second paragraph of Section 2(i) of the Certificate of Designation) unless, prior to commencement of the Rights Offering, the Company receives confirmation from the NASD that a downward adjustment of such conversion price will not conflict with the NASD' shareholder approval policy for Nasdaq Stock Market issuers. The Rights Offering shall be made on customary terms and conditions.

          9.3  Use of Proceeds.  The Company will use such amount of the net
               ---------------
proceeds from the sale of the Initial Preferred Shares as is required to fund the premium payment under the Insurance Agreement and the balance of such proceeds for general corporate purposes.

          9.4  Bridge Fee.  The Company will pay to the Purchaser promptly
               ----------
following the Closing a fee in the amount of $1,000,000.

          10.  Covenants of the Purchaser.  The Purchaser covenants that:
               --------------------------

          10.1 Compliance with Laws.  The Purchaser and its transferees shall
               --------------------
comply with all filing and other reporting obligations under all Requirements of Law, including, but not limited to, the HSR Act, which may be applicable to the Purchaser with respect to the Preferred Shares, the Back-stop Common Shares and shares of Common Stock issuable upon conversion of the Preferred Shares.

          10.2 Pro Rata Voting and Related Matters.
               -----------------------------------

          (a) The Purchaser hereby agrees to vote, and shall cause its Affiliates to vote, the Back-stop Common Shares, shares of Common Stock issued upon conversion of the Preferred Shares and any shares of Common stock acquired upon exercise of Rights acquired in the open maket pro rata with all other shares of Common Stock outstanding so that the number of shares that the Purchaser and its Affiliates are entitled to vote in their sole discretion and not pro rata does not exceed the Applicable Percentage. The term "Applicable Percentage" means the percentage of the outstanding Common Stock beneficially owned by the Purchaser and its Affiliates (including Lion Advisors, L.P.) immediately prior to the issuance and sale of the Initial Preferred Shares hereunder, as such ownership may be increased by any shares purchased after the date hereof (other than shares of Common Stock purchased in connection with the Rights Offering (including any Back-stop Common Shares purchased pursuant to the Back-stop Arrangement) and shares of Common Stock issuable upon conversion of the Preferred Shares). For purposes of the foregoing, shares beneficially owned by (i) any individual director of the Company and (ii) Artemis America Partnership and its Affiliates (collectively, "Artemis") shall not be deemed to be owned by an Affiliate of the Purchaser.

          (b) Purchaser also agrees that it shall cause its designees on the Board of Directors of the Company to abstain from voting on the determination of the subscription price in respect of the Rights to be issued in the Rights Offering.

          10.3 Third Party Transfers.
               ---------------------

          (a) Subject to filings required under the HSR Act and filings and approvals required under foreign antitrust, investment or similar statutes, the Preferred Shares shall automatically convert into shares of Common Stock upon transfer by the Purchaser (other than any transfer to any Affiliate of the Purchaser).

          (b) Each certificate evidencing the Preferred Shares (including each certificate evidencing Preferred Shares issued upon any transfer of Preferred Shares) and each certificate evidencing shares of Common Stock issued upon conversion of any Preferred Shares shall be stamped or otherwise imprinted with a legend (in addition to any restrictive legend set forth in Section 11.3 hereof) in substantially the following form:

               "The shares represented by this Certificate are subject to the limitations contained in the Certificate of Designation, dated as of April __, 1999, filed by Samsonite Corporation with the Secretary of State of the State of Delaware, and such shares and any shares of Common Stock issued upon conversion of any such shares may be transferred only in compliance with the conditions contained therein and in the Investment Agreement, dated as of April 7, 1999, between Samsonite Corporation and Apollo Investment Fund, L.P. (the "Investment Agreement"), and are otherwise subject to the limitations contained in such Investment Agreement."

          11.  Registration, Transfer and Substitution of Certificates for
               -----------------------------------------------------------
Preferred Shares.
----------------

          11.1 Stock Register; Ownership of Preferred Shares.
               ---------------------------------------------

          (a) The Company will keep at its principal office a register in which the Company will provide for the registration of transfers or conversion of the Preferred

Shares. The Company may treat the Person in whose name any of the Preferred Shares or shares issued upon conversion of any such Preferred Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Preferred Shares or shares issued upon conversion of any such Preferred Shares shall mean the Person in whose name such Preferred Shares or shares issued upon conversion of any such Preferred Shares are at the time registered on such register.

          (b) Upon the surrender of any certificate evidencing Preferred Shares, properly endorsed, for registration of transfer or for conversion at the office of the Company maintained pursuant to subdivision (a) of this Section 11.1, the Company at its expense will (subject to compliance with Section 11.2 hereof, if applicable) execute and deliver to or upon the order of the holder thereof (i) a new certificate or certificates for the same aggregate number of shares of Preferred Shares less the number of Preferred Shares being converted, if any, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, and (ii) a certificate or certificates evidencing the number of shares of Common Stock to be issued upon conversion of the Preferred Shares so surrendered.

          11.2 Replacement of Certificates.  Upon receipt of evidence reasonably
               ---------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Preferred Shares, the Back-stop Common Shares or shares of Common Stock issued upon the conversion of Preferred Shares and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 11.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Preferred Shares or shares of Common Stock, as the case may be, of like tenor.

          11.3 Restrictive Legends.  Each certificate evidencing Preferred
               -------------------
Shares (including each certificate evidencing Preferred Shares issued upon the transfer of any

Preferred Shares) shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this Certificate and any shares of Common Stock issuable upon conversion of any such shares have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

Each certificate evidencing shares of Common Stock issued upon the conversion of any of the Preferred Shares and Back-stop Common Shares, and each certificate issued upon the transfer of any such Common Stock and Back-stop Common Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

          11.4 Notice of Proposed Transfer; Opinions of Counsel.  Prior to any
               ------------------------------------------------
transfer of any Restricted Securities which is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 11.4. Each such notice shall describe the manner and circumstances of the proposed transfer. If within 5 Business Days after receipt by the Company of such notice, the Company requests an opinion of counsel for such holder that the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, then the Company shall not be required to register such transfer, and the Purchaser shall not be entitled to effect such transfer, unless and until the Company receives such an opinion (which counsel and opinion shall each be reasonably satisfactory to the Company). Such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such shares issued upon or in connection with such transfer shall bear the restrictive legends required by Section 11.3.

          12.  Definitions.
               -----------

          12.1 Certain Defined Terms.  As used in this Agreement the following
               ---------------------
terms have the following respective meanings:

          Affiliate: With reference to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the second degree, any director, officer or employee of such Person, any other Person of which such Person is a member, director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

          Back-stop Shares: The Back-stop Common Shares or the Back-stop Preferred Shares, as the case may be.

          Business Day: Any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          Certificate of Designation: As defined in Section 1 of this Agreement.

          Closing:  As defined in Section 3 of this Agreement.

          Closing Date:  The date of the Closing.

          Common Stock:  As defined in Section 1 of this Agreement.

          Company:  As defined in the introduction to this Agreement.

          Exchange Act: At any time, the Securities Exchange Act of 1934 as then in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

          Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Insurance Agreement: The insurance agreement, dated as of April 7, 1999, among the Company, Apollo Investment Fund, L.P. and Illinois National Insurance Company.

          Material Adverse Effect: Any effect that is materially adverse to the properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

          Person: An individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

          Preferred Shares:  As defined in Section 1 of this Agreement.

          Registration Rights Agreement: As defined in Section 4.4 of this Agreement.

          Repayment Event: Any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Restricted Securities: All of the following: (a) any certificates for Preferred Shares bearing the applicable legend or legends referred to in Section
11.3 hereof, (b) any shares of Common Stock which have been issued upon the conversion of any of the Preferred Shares and any Back-stop Common Shares which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the conversion of Preferred Shares and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

          Rights: The transferable subscription rights distributed in the Rights Offering.

          Rights Offering: The Company's proposed rights offering, pursuant to which the Company proposes to distribute pro rata, based on their ownership of outstanding shares of Common Stock, to all of its common stockholders transferable subscription rights to purchase shares of Common Stock for an aggregate purchase price of $75,000,000 (including the Common Stock issuable upon conversion of the Initial Preferred Shares). In the event that the aggregate subscription price for shares of Common Stock offered for purchase in the Rights Offering is more than $75,000,000 (including the Common Stock issuable upon conversion of the Initial Preferred Shares), the limitations contained in Section 2(b) hereof regarding the exercise of Rights will be appropriately adjusted. For purposes of the foregoing sentence, the gross purchase price for the Initial Preferred Shares shall be treated as part of the Rights Offering.

          Securities Act: At any time, the Securities Act of 1933 as then in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

          Securities and Exchange Commission: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

          13.  Survival of Representations and Warranties and Indemnification;
               ---------------------------------------------------------------
Certain Limitations.  All representations and warranties contained in this
-------------------
Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on its behalf, and the purchase of the Preferred Shares and any Back-stop Common Shares by the Purchaser under this Agreement and any conversion of any of the Preferred Shares, or any disposition of any shares of Common Stock issued upon conversion of any of the Preferred Shares or any Back-stop Common Shares. No written (except as explicitly stated therein) or oral statements made by or on behalf of the Company, other than in this Agreement and the Registration Rights Agreement, shall constitute representations or warranties.

          14.  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

          15.  Notices, etc.  All notices and other communications under this
               -------------
Agreement shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, by facsimile transmission (receipt of which is confirmed) or sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or by overnight courier or similar courier service, addressed, (a) if to the Purchaser, at the address set forth at the beginning of this Agreement (or if by facsimile transmission to (212) 261-
4070) attention: Michael Weiner, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Preferred Shares, Back-stop Common Shares or shares of Common Stock into which any of the Preferred Shares have been converted, at such address (and/or facsimile number) as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address (and/or facsimile number), then to and at the address (and/or facsimile number) of the last holder of such Preferred

Shares, Back-stop Common Shares or shares of Common Stock into which such Preferred Shares have been converted who has furnished an address (and/or facsimile number) to the Company, or (c) if to the Company at the address of the Company set forth at the beginning of this Agreement (or if by facsimile to (303) 373-6406 attention: General Counsel), to the attention of its General Counsel, or at such other address (and/or facsimile number), or to the attention of such other officer, as the Company shall have furnished to the Purchasers and each such other holder in writing, in each case with a copy to the attention of Gregory A. Fernicola at the following address: Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 (or if by facsimile to
(212) 735-2000).

          16.  Miscellaneous.  This Agreement shall be binding upon and inure to
               -------------
the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement shall not inure to the benefit of
any other third party.   This Agreement embodies the entire agreement and
understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to the principles regarding conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

          If the Purchaser is in agreement with the foregoing, please sign this letter and the accompanying counterpart and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchaser and the Company.

                         Very truly yours,

                         SAMSONITE CORPORATION


                         By: Steve Armstrong
                             ---------------
                             Name:    Steve Armstrong
                             Title:   General Counsel

The foregoing Agreement is hereby
agreed to as of the date first
written above.

APOLLO INVESTMENT FUND, L.P.

By:  Apollo Advisors, L.P.,
     Its General Partner

     By:  Apollo Capital Management, Inc.,
          Its General partner

     By: Robert H. Falk
         Name:      Robert H. Falk
         Title:     Vice President

                                                                       EXHIBIT A

                       CERTIFICATE OF THE DESIGNATIONS,
                        POWERS, PREFERENCES AND RIGHTS

                                      OF

                     SERIES Z CONVERTIBLE PREFERRED STOCK

                                      OF

                             SAMSONITE CORPORATION


                           ________________________

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                           ________________________


          Samsonite Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article IV of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on April 7, 1999, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $0.01 per share, which shall be designated as "Series Z Convertible Preferred Stock" (the "Convertible Preferred Stock") consisting of 2,000 shares, having the following powers, preferences and rights, and qualifications, limitations and restrictions thereof, as follows (certain capitalized terms used herein are defined in Section 13 hereof):

          1.   Dividends.
               ---------

          (i). Holders of shares of the Convertible Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, if such shares of Convertible Preferred Stock are held of record at the close of business on any record date (each, a "Record Date") with respect to payment of dividends on the Common Stock, the amount of dividends as set forth below. The amount of dividends payable in respect of each share of Convertible Preferred Stock shall be equal to the result obtained by multiplying (a) the number of shares (including fractions) of Common Stock into which such share of Convertible Preferred Stock is (or, but for the proviso to the first sentence of Section 2(i) below, would be) convertible on the Record Date by (b) the amount of dividends declared and paid on each share of Common Stock; provided, however,
                                                           --------  -------
that if the Company declares and pays a dividend on the Common Stock consisting in whole or in part of Common Stock, then no such dividend shall be payable in respect of the Convertible Preferred Stock on account of the portion of such dividend on the Common Stock payable in Common Stock and in lieu thereof the anti-dilution adjustment in Section 3(i) below shall apply and; provided
                                                                --------
further, that holders of shares of Convertible Preferred Stock shall not be
-------
entitled to receive, and shall not participate in the distribution of, the transferable subscription rights to be distributed to holders of the Company's Common Stock in connection with the Company's proposed rights offering referred to in the Investment Agreement (the "Rights Offering"). No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock and other than pursuant to the Rights Offering), unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Convertible Preferred Stock in an amount determined as set forth above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the
                  --- ----
Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

          (ii) Notwithstanding the foregoing, if dividends are declared in respect of the Common Stock that are payable in rights, options, warrants or other convertible or exchangeable securities (collectively, "Rights") that entitle the holders thereof to acquire shares of Common Stock (other than pursuant to the Rights Offering), the dividends payable in respect of the Convertible Preferred Stock shall consist of substantially identical Rights that instead are convertible into or exercisable or exchangeable for (as the case may be) shares of convertible preferred stock that have substantially identical terms and provisions (determined by the Company in good faith) as the Convertible Preferred Stock (the "New Convertible Preferred Stock") and the amount of such dividend payable in respect of each share of Convertible Preferred Stock shall be such that the number of shares of New Convertible Preferred Stock (and/or fraction(s) thereof) into which or for which such Rights are convertible, exchangeable or exercisable shall equal that number of shares of New Convertible Preferred Stock which, if fully converted, would be convertible into the number of shares of Common Stock into which or for which the Rights would have been convertible, exchangeable or exercisable had such dividend been payable to the holders of the Convertible Preferred Stock in accordance with paragraph (i) above without regard to this paragraph, and the conversion price, exercise price and/or exchange rate thereof shall be determined in a similar manner (determined by the Company in good faith).

          (iii) Prior to declaring any dividend on shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Convertible Preferred Stock.

          2.    Conversion Rights.
                -----------------

          (i) Each share of Convertible Preferred Stock shall be convertible at any time, or from time to time, unless previously redeemed by the Company pursuant to Section 5 hereof, at the option of the holder thereof, into such number of shares of Common Stock as described below; provided, however, that a
                                                     --------  -------
holder of Convertible Preferred Stock may not convert its shares of Convertible Preferred Stock into shares of Common Stock prior to the later of (x) expiration or termination of any waiting period (and any extension thereof) under (1) the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (2) any similar period (as determined by the Company in good faith) under the regulations and decisions of the Commission of the European Communities ("EC Rules"), applicable to such holder's acquisition of the Convertible Preferred Stock, the Common Stock underlying the Convertible Preferred Stock, the Rights Offering or any of the transactions contemplated thereby, to the extent that the Company determines in good faith such filing and waiting period under such EC Rules are in the best interests of the Company and (y) the completion, termination or abandonment (as determined by the Company in good faith) of the Rights Offering. The number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock shall be equal to the result obtained by dividing (a) $25,410 by (b) the Conversion Price then in effect and
(c) in the case of any fraction of a share of Convertible Preferred Stock, by multiplying such result by such fraction.

     If the Company issues subscription rights in the Rights Offering with a per share subscription price for Common Stock that is different than the Conversion Price, the Conversion Price in effect immediately prior to the date of commencement of the Rights Offering shall automatically be adjusted, effective as of the date of commencement of the Rights Offering, to equal such per share subscription price.

          (ii) To convert shares of Convertible Preferred Stock, a holder must
(A) surrender the certificate or certificates evidencing such holder's shares of Convertible Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Convertible Preferred Stock, if any, (B) notify the Company at such office that such holder elects to convert Convertible Preferred Stock and the number of shares such holder wishes to convert, (C) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax, if required. Such notice referred to in clause (B) above shall be delivered substantially in the following form:

                     "NOTICE TO EXERCISE CONVERSION RIGHT

     The undersigned, being a holder of the Series Z Convertible Preferred Stock of Samsonite Corporation (the "Convertible Preferred Stock") irrevocably exercises the right to convert ____________ outstanding shares of Convertible Preferred Stock on ___________, ____, into shares of Common Stock of Samsonite Corporation in accordance with the terms of the shares of Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:   [At least one Business Day prior to the date fixed for conversion]


Fill in for registration of
shares of Common Stock
if to be issued otherwise
than to the registered
holder:

-------------------------------------
Name

-------------------------------------
Address


-----------------               ----------------------------
Please print name and                    (Signature)
address, including postal
code number


Denominations:__________________"


     (iii) Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

     (iv) The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all shares of Convertible Preferred Stock then outstanding and shall take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock upon such conversion.

     (v) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the Market Price of such fraction as of the close of business on the day of conversion.

     (vi) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          3.   Anti-dilution Adjustments.
               -------------------------

          (i) If the Company (a) pays a dividend or makes any other distribution on or in respect of the Common Stock payable in Common Stock, (b) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, or (c) issues or distributes any equity securities by reclassification of its Common Stock (other than any issuance constituting a dividend in which the holders of the Convertible Preferred Stock participate in accordance with Section 1 above), the Conversion Price shall be adjusted as of the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, so that the holders of the Convertible Preferred Stock shall, upon surrender thereafter of any shares of Convertible Preferred Stock for conversion, be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.

          (ii) In the case of any consolidation or merger of the Company with another entity, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or any other property or assets, then the holders of Convertible Preferred Stock shall thereafter have the right to receive upon surrender thereafter of their shares of Convertible Preferred Stock for conversion, such shares of common stock and/or securities and/or other property or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock that would otherwise have been received by such holders had they converted the Convertible Preferred Stock immediately prior to the effective date of such merger or consolidation.

          (iii) Upon the occurrence of any event described in paragraphs (i) or
(ii) above, the Company shall promptly mail to each holder of Convertible Preferred Stock, first class, postage prepaid, a notice which shall describe such event and the change in the number of shares or other assets or securities issuable upon conversion of the Convertible Preferred Stock, setting forth in reasonable detail the method of calculation thereof and the facts upon which such calculation is based.

          (iv) If:

          (a) the Company takes any action which would require an adjustment pursuant to paragraphs (i) or (ii) above;

          (b) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

          (c)  there is a dissolution or liquidation of the Company;

the Company shall mail to holders of the Convertible Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph.

          4.   Liquidation Preference.  In the event of any voluntary or
               ----------------------
involuntary liquidation, winding-up or dissolution of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, after there shall have been paid, or set apart for payment, to the holders of the outstanding shares of any class having preference over the Convertible Preferred Stock the preferential amounts as to which they are respectively entitled, the holders of the Convertible Preferred Stock shall be entitled to share ratably with the holders of the Common Stock (and all other classes and series of stock entitled to participate with the Common Stock) in the remaining assets of the Company on the basis that such holders would share if all outstanding shares of Convertible Preferred Stock were then converted into Common Stock; provided, that in the
                                                       --------
event that such payment would be less than $0.01 per share of Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall instead be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share of Convertible Preferred Stock equal to $0.01 per share (or if less than $0.01 per share is available for distribution in respect of the Convertible Preferred Stock, then all such remaining funds shall be distributed pro rata in respect of the
                                              --- ----
Convertible Preferred Stock), before any payment or distribution shall be made to the holders of the Common Stock (or any other class or series of stock entitled to participate with the Common Stock). If, upon any liquidation, winding-up or dissolution of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Convertible Preferred Stock or any capital stock ranking on a parity with the Convertible Preferred Stock upon liquidation, winding-up or dissolution of the Company, shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation nor merger of the Company with one or more other corporations, nor a sale or a transfer of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, of the Company.

          5.   Mandatory Redemption.
               --------------------

          (i) Subject to prior compliance with the HSR Act, and subject to compliance with any applicable EC Rules to the extent that the Company determines in good faith that such compliance is in the best interests of the Company, the Company may, at its option, redeem the shares of Convertible Preferred Stock, in whole or in part, at any time subsequent to the completion, termination or abandonment (as determined by the Company in good faith) of the Rights Offering, or from time to time thereafter, in exchange for Common Stock. The number of shares of Common Stock so issuable upon redemption of each share of Convertible Preferred Stock shall be equal to the result obtained by dividing
(a) $25,410 by (b) the Conversion Price in effect on the Redemption Date (as defined below) and (c) in the case of any fraction of a share of Convertible Preferred Stock, by multiplying such result by such fraction.

          (ii) At least 10 and not more than 60 days prior to the date fixed for any redemption (the "Redemption Date"), the Company shall provide written notice by first class mail, postage prepaid, to each holder of record of the Convertible Preferred Stock on the record date fixed for such redemption of the Convertible Preferred Stock at their last address as it shall appear on the books of the Company; provided, however, that no failure to give such notice or
                      --------  -------
any defect therein or in the mailing thereof shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Convertible Preferred Stock may be listed or admitted to trading, such notice shall state:

               (1) that such redemption is being made pursuant to the mandatory redemption provisions of Section 5(i) hereof;

               (2) the Redemption Date;

               (3) the number of shares of Convertible Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed;

               (4) the Conversion Price then in effect;

               (5) the number of shares of Common Stock to be received by such holder in exchange for such holder's shares of Convertible Preferred Stock which are to be redeemed and the method of calculation thereof; and

               (6) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to redemptions to be accomplished through book-entry transfers.

Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

          (iii) If notice has been mailed in accordance with Section 5(ii) above and provided, that at all times prior to the Redemption Date specified in such
    --------
notice, the Company shall reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the redemption of the Convertible Preferred Stock, the full number of shares of Common Stock issuable upon the exchange of the Convertible Preferred Stock, then, from and after the Redemption Date, said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company in exchange for the applicable number of shares of Common Stock determined in accordance with Section 5(i) above. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          6.    Mandatory Conversion.  Subject to prior compliance with the HSR
                --------------------
Act, and subject to compliance with any applicable EC Rules to the extent that the Company determines in good faith that such compliance is in the best interests of the Company, in the event that, at any time subsequent to the completion, termination or abandonment (as determined by the Company in good faith) of the Rights Offering, any holder of Convertible Preferred Stock transfers beneficial ownership of any of such holder's shares of Convertible Preferred Stock to any third party not affiliated with such holder, all such shares of Convertible Preferred Stock so transferred shall be automatically deemed converted into Common Stock (at the conversion rate set forth in Section 2(i) hereof) upon any such transfer, without any action on the part of the Company, such holder or the transferee.

          7.    Voting Rights.
                -------------

          (i) The holders of record of shares of the Preferred Stock shall have no voting rights, except as required by law or by the applicable rules of any securities exchange or automated quotation system upon which Convertible Preferred Stock may be listed or admitted to trading and as hereinafter provided in this Section 7.

       (ii) Upon any consolidation, merger, reclassification or similar transaction, as a result of which:

                    (a) the Convertible Preferred Stock would be converted into anything other than the underlying Common Stock into which such Convertible Preferred Stock would have been converted had such conversion taken place prior to the effective date of such consolidation, merger, reclassification or similar transaction or

                    (b) the terms of the Common Stock underlying the Convertible Preferred Stock would be amended or altered (each of the events described in clause (a) above and this clause (b) is referred to herein as a "Voting Rights Triggering Event"));

then the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting as a separate single class, shall have the right to approve any such consolidation, merger, reclassification or similar transaction.

          (iii) Whenever such voting right shall have vested by virtue of a Voting Rights Triggering Event, such right may be exercised initially either at a special meeting of the holders of Convertible Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders or by the written consent of the holders of Convertible Preferred Stock.

          (iv) At any time when such voting right shall have vested in the holders of Convertible Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 10% or more of the Convertible Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Convertible Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of the Convertible Preferred Stock then outstanding may designate in writing a holder of Convertible Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Convertible Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (v) The Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Convertible Preferred Stock then outstanding (with shares held by the Company not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

                    (a) amend or otherwise alter this Certificate of Designations (including the provisions of Section 7 hereof) in any manner, either directly or indirectly, including, without limitation, through merger or consolidation with another entity, that adversely affects the specified rights, preferences, privileges or voting rights of holders of

                         Convertible Preferred Stock; provided that no merger or
                                                      --------
                         consolidation pursuant to which the Convertible Preferred Stock is converted into or exchanged for securities or assets that are the same as the holders of Convertible Preferred Stock would have received had they converted such Convertible Preferred Stock immediately prior thereto (whether or not such conversion was then permitted pursuant to the proviso to the first sentence of paragraph 2(i) hereof) shall be deemed to have adversely affected the specified rights, preferences, privileges or voting rights of the holders of Convertible Preferred Stock;

                    (b) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of Convertible Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                    (c) reduce the liquidation preference of or alter the number of shares of Common Stock issuable upon redemption of the Convertible Preferred Stock in accordance with the second sentence of Section 5(i) hereof;

                    (d) reduce the rate of or change the time for payment of dividends on any share of Convertible Preferred Stock;

                    (e) waive the consequences of any failure to pay dividends on the Convertible Preferred Stock;

                    (f) make any share of Convertible Preferred Stock payable in any form other than that stated in this Certificate of Designations;

                    (g) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of holders of Convertible Preferred Stock to receive the liquidation preference and dividends on the Convertible Preferred Stock; or

                    (h) make any change in the foregoing amendment and waiver provisions.

          (vi) The Company in its sole discretion may without the vote or consent of any holders of the Convertible Preferred Stock amend or supplement this Certificate of Designations:

                    (a)  to cure any ambiguity, defect or inconsistency;

                    (b) to provide for uncertificated Convertible Preferred Stock in addition to or in place of certificated Convertible Preferred Stock; or

                    (c) to make any change that would provide any additional rights or benefits to the holders of the Convertible Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such holder.

          (vii) The consent of the holders of the Convertible Preferred Stock will not be required for the Company to increase or decrease the amount of authorized capital stock of any class, including any preferred stock, and such increase or decrease in the amount of such authorized capital stock shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Convertible Preferred Stock.

           8.  Exclusion of Other Rights.  Except as may otherwise be required
               -------------------------
by law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Convertible Preferred Stock shall have no preemptive or subscription rights.

           9.  Headings of Subdivisions.  The headings of the various
               ------------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          10.  Severability of Provisions.  If any voting powers, preferences
               --------------------------
and relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

          11.  Re-issuance of Convertible Preferred Stock. Shares of Convertible
               ------------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided, that any issuance of such shares as
                                --------
Convertible Preferred Stock must be in compliance with the terms hereof.

          12.  Mutilated or Missing Preferred Stock Certificates.  If any of the
               -------------------------------------------------
Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

          13.  Certain Definitions.  As used in this Certificate of
               -------------------
Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Business Day" means any day except a Saturday, a Sunday, or any day on
      ------------
which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

     "Closing Price" means, for any Trading Day, the closing bid price for the
      -------------
Common Stock on the Nasdaq Stock Market or, if the Common Stock is not quoted on the Nasdaq Stock Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the common stock, par value $0.01 per share, of the
      ------------
Company.

     "Conversion Price" shall initially mean $6.00 per share of Convertible
      ----------------
Preferred Stock and thereafter shall be subject to adjustment from time to time pursuant to the terms of the second paragraph of Section 2(i) hereof and Section 3 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Investment Agreement" means the Investment Agreement, dated as of April 7,
      --------------------
1999, between the Company and Apollo Investment Fund, L.P.

     "Market Price", per share of Common Stock, on any date, shall mean the
      ------------
previous Trading Day's Closing Price.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Trading Day" means any day on which the Nasdaq Stock Market or other
      -----------
applicable stock exchange or market is open for business.


     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by, Richard H. Wiley, Chief Financial Officer of the Company, and attested by Steve Armstrong, Assistant Secretary of the Company, this 9th day of April, 1999.


                    SAMSONITE CORPORATION


                    By:  /s/ RICHARD H. WILEY
                       ------------------------------
                    Name:      Richard H. Wiley
                    Title:     Chief Financial Officer



ATTEST:


By:  /s/ STEVE ARMSTRONG
   ---------------------------
Name:  Steve Armstrong
Title: Assistant Secretary

EXHIBIT B




                ===============================================





                         REGISTRATION RIGHTS AGREEMENT

                                    between

                             SAMSONITE CORPORATION

                                      and

                         APOLLO INVESTMENT FUND, L.P.


                              ___________________

                           Dated as of April 7, 1999



                ===============================================

                               TABLE OF CONTENTS

1.  Certain Definitions...................................  1

2.  Demand Registrations..................................  2
     (a)  Right to Request Registration...................  2
     (b)  Number of Demand Registrations..................  3
     (c)  Priority on Demand Registrations................  3
     (d)  Restrictions on Demand Registrations............  4
     (e)  Selection of Underwriters.......................  4
     (f)  Other Registration Rights.......................  5
     (g)  Pre-emption of Demand Registration..............  5
     (h)  Effective Period of Demand Registrations........  6

3.  Piggyback Registrations...............................  6
     (a)  Right to Piggyback..............................  6
     (b)  Priority on Primary Registrations...............  7
     (c)  Priority on Secondary Registrations.............  7
     (d)  Selection of Underwriters.......................  8
     (e)  Other Registrations.............................  8

4.  Holdback Agreements...................................  8

5.  Registration Procedures...............................  9

6.  Registration Expenses................................. 13

7.  Indemnification....................................... 14

8.  Participation in Underwritten Registrations........... 17

9.  Rule 144.............................................. 17

10.  Miscellaneous........................................ 17
     (a)  No Inconsistent Agreements...................... 17
     (b)  Remedies........................................ 17
     (c)  Amendments and Waivers.......................... 18
     (d)  Successors and Assigns.......................... 18
     (e)  Severability.................................... 18
     (f)  Counterparts.................................... 18
     (g)  Descriptive Headings............................ 18
     (h)  Governing Law................................... 18
     (i)  Notices......................................... 18

     REGISTRATION RIGHTS AGREEMENT dated as of April 7, 1999, between Samsonite Corporation, a Delaware corporation (the "Company"), and Apollo Investment Fund, L.P., a Delaware limited partnership ("Apollo").

      In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Certain Definitions.

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

     "Agreement" means this Registration Rights Agreement, including all
      ---------
amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

     "Business Day" means any day on which commercial banks are open for
      ------------
business in New York, New York.

     "Common Stock" means the Company's common stock, par value $0.01 per share.
      ------------

     "Convertible Preferred Stock" means the Company's Series Z Convertible
      ---------------------------
Preferred Stock, par value $0.01 per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Holder" means Apollo, its affiliates, accounts managed by Apollo or any
      ------
such affiliate and any successors or assigns of Apollo, any such affiliate or any such account who acquires Registrable Common Stock, directly or indirectly, from Apollo, such affiliate, such account or such transferee or assignee. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

     "Person" means an individual, partnership, corporation, trust, limited
      ------
liability company, or unincorporated organization, or a government or agency or
political subdivision   thereof.

     "Prospectus" means the prospectus or prospectuses included in any
      ----------
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements in the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

     "Registrable Common Stock" means (a) any of the Common Stock or (b) any of
      ------------------------
the Convertible Preferred Stock, in each case, held by the Holders from time to time as to which registration pursuant to the Securities Act is required for a public sale, including, in the case of Convertible Preferred Stock, the Common Stock issued or issuable upon conversion of the Convertible Preferred Stock.

     "Registration Statement" means any registration statement of the Company
      ----------------------
which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "underwritten registration or underwritten offering" means a registration
      --------------------------------------------------
in which securities of the Company are sold to underwriters for reoffering to the public.


      2.    Demand Registrations.

      (a)   Right to Request Registration.  Any time after the date of this
            -----------------------------
Agreement, Apollo, its affiliates or any Person designated by Apollo or its affiliates (so long as the Person making such demand is a Holder of Registrable Common Stock) may request registration under the Securities Act of all or part of the Registrable Common Stock ("Demand Registrations").

      Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Stock and shall, subject to the provisions of Section 2(d) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

      For purposes of determining the number of shares of Registrable Common stock held by a Holder, for purposes of this Agreement but not for any other purpose, any holder of record of such Convertible Preferred Stock shall be deemed to be a Holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Stock.

      (b)  Number of Demand Registrations.  Subject to the provisions of Section
           ------------------------------
2(a), the Holders of Registrable Common Stock shall be entitled to request an aggregate of three Demand Registrations; provided the Holders shall not be
                                         --------
entitled to request more than one Demand Registration during any 12-month period. A registration shall not count as one of the permitted Demand Registration (i) until it has become effective, (ii) if the Holders initiating the request for such registration are not able to register and sell at least 50% of the Registrable Common Stock requested by such Holders to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Holders requesting such registration are not able to register and sell all of the Registrable Common Stock requested to be included by such Holders in such registration.

      (c)  Priority on Demand Registrations.  Except as provided in Section
           --------------------------------
2(g), the Company shall not include in any Demand Registration any securities which are not Registrable Common Stock without the written consent of the Holders of a majority of the shares of Registrable Common Stock to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered, the amount of Registrable Common Stock to be so sold shall be allocated pro rata among the Holders of Registrable Common Stock desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Stock proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders.

      (d)  Restrictions on Demand Registrations.  The Company shall not be
           ------------------------------------
obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration or a previous registration under which the Holders had piggyback rights pursuant to Section 3 hereof (irrespective of whether such rights were exercised). The Company may (i) postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if, based on the good faith judgment of the Company's Board of Directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall
                                    --------
the Company withdraw a registration statement under clause (i) after such registration statement has been declared effective; and provided, further,
                                                   --------
however, that in any of the events described in clause (i) or (ii) above, the Holders initiating the request for such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holders of Registrable Common Stock initiating the request for such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a registration statement pursuant to this paragraph (d), (y) the Company's decision to file or seek effectiveness of such registration statement following such withdrawal or postponement and (z) the effectiveness of such registration statement.

      (e)  Selection of Underwriters.  If any of the Registrable Common Stock
           -------------------------
covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter(s) to administer the offering.

      (f)  Other Registration Rights.  The Company shall not grant to any Person
           -------------------------
the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein, without the written consent of the Holders of a majority of the number of shares of Registrable Common Stock then outstanding.

      (g)  Pre-emption of Demand Registration. Notwithstanding anything to the
           ----------------------------------
contrary contained herein, if at any time a Holder shall request a Demand Registration pursuant to this Section 2, the Company may elect at that time to effect an underwritten primary registration if, based on the good faith judgment of the Company's Board of Directors, it would be in the best interests of the Company to access the public market to raise equity capital in order to (i) finance an acquisition that is the subject of a letter intent or acquisition agreement at the time of such request for a Demand Registration or (ii) deleverage the Company to deal with potential covenant or other defaults under any material contract. If the Company elects to effect a primary registration after receiving such a request for a Demand Registration, the Company will give prompt written notice (and in any event within 45 days after receiving such a request for a Demand Registration) to all Holders of its intention to effect such a registration and shall afford the Holders rights to Piggyback Registrations contained in Section 3 hereof, except that if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the provisions of Section 3(b) hereof shall not apply to such offering, and instead the Company shall include in such registration the maximum number of securities which such underwriters advise can be sold in such offering allocated (x) first, equally among the Company, on the one hand, and the Holders as a group, on the other hand (allocated among such Holders pro rata on the basis of the number of shares requested to be registered by such Holders), so as to include in such registration up to the full number of securities requested to be included therein by each of the Company and the Holders, (y) second, if the number of shares included therein pursuant to the foregoing clause (x) equals the total number of shares requested to be included therein by the Holders as a group or the Company, such additional number of shares requested to be included therein by the Company or the Holders (allocated among such holders pro rata on the basis of the number of shares requested to be registered by such holders), respectively, and (z) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares re quested to be registered by such holders. In the event that the Company so elects to effect such a primary registration after receiving a request for such a Demand Registration, such registration shall not count as one of the permitted Demand Registrations of the Holders who requested such registration.

      (h)  Effective Period of Demand Registrations.  After any Demand
           ----------------------------------------
Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to 90 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 90 days, such 90-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to subsection (d) of this Section 2 (a "Withdrawn Demand Registration"), the Holders of the Registrable Common Stock remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 90 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Common Stock covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

      3.   Piggyback Registrations.

      (a)  Right to Piggyback.  Whenever the Company proposes to register any of
           ------------------
its equity securities (other than Registrable Common Stock) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Stock (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

      (b)  Priority on Primary Registrations.  If a Piggyback Registration is an
           ---------------------------------
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Common Stock pro rata among the Holders of such Registrable Common Stock on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders.

      (c)  Priority on Secondary Registrations.  If a Piggyback Registration is
           -----------------------------------
an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Common Stock requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders.

      (d)  Selection of Underwriters.  If any Piggyback Registration is an
           -------------------------
underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

      (e)  Other Registrations.  If the Company has previously filed a
           -------------------
registration statement with respect to Registrable Common Stock pursuant to
Section 2 hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

      4.   Holdback Agreements.

     (a) Each Holder agrees not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, shares of Convertible Preferred Stock or any securities that represent the right to receive shares of Common Stock or Convertible Preferred Stock during the 10 days prior to and the 90 days beginning on the effective date of any underwritten primary or secondary offering of equity securities of the Company (including, but not limited to, any underwritten Demand Registration or any underwritten Piggyback Registration whether or not shares of Registrable Common Stock are included (except as part of such underwritten registration)) unless the underwriters managing the offering otherwise agree, in each case to the extent timely notified of such offering in writing by the Company or by the managing underwriter or underwriters. The Company and the Holders agree that the provisions of this Section 4(a) shall be enforceable by such underwriter(s) against any Holder, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), each Holder agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s), further evidencing such Holder's agreement not to sell such securities during such period.

     The foregoing paragraph shall not apply to (i) any Holder to the extent such Holder is prohibited by applicable law from agreeing to withhold its securities from sale, (ii) any transfer by a Holder to an affiliate of such Holder or to any other transferee in a private transaction not requiring registration under the Securities Act provided, that such affiliate or other
                                      --------
transferee acknowledges in writing that it is bound by the provisions of this
Section 4(a) or (iii) any Holder, with respect to any offering, if such Holder, immediately prior to the effective date of such offering, beneficially owns together with all of its affiliates less than 3.0% of the amount of Common Stock (including shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) being sold in such offering.

     (b) Subject to Section 2(g) hereof, the Company agrees not to effect any registration with respect to any public offer, sale or distribution of any of its equity securities during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriters managing the registered public offering otherwise agree.

      5.   Registration Procedures.

     Whenever the Holders request that any Registrable Common Stock be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining solely to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days, in the case of a Demand Registration, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     (c) furnish to each seller of Registrable Common Stock such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (i) qualify generally
        --------
to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of shares of the Registrable Common Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, effecting a stock split or a combination of shares and using its best efforts to cause members of management of the Company to participate on a reasonable basis in customary "road-show" activities to the extent required by the underwriters consistent with the Company's most recent experience in connection with an offering of its equity securities and with a view to maximizing the price of the Common Stock sold in such offering) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

     (g) make available, for inspection by any seller of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (h) use its best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the Nasdaq Stock Market or a national securities exchange selected by the Company;

     (i) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

     (j) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

     (k) make generally available to the Holders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

     (l) promptly notify each seller of Registrable Common Stock and the underwriter or underwriters, if any:

               (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

               (iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

     At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holder or Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).

     The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, such seller will forthwith discontinue disposition of Registrable Common Stock until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(e) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(e).

     6.   Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing prospectuses in preliminary and final form as well as any supple ments thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of more than one counsel representing the Holders of Registrable Common Stock or any other selling expenses incurred in connection with the sale of Registrable Common Stock), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

     (b) In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Common Stock included in such registration or sale.

     (c)  The obligation of the Company to bear the expenses described in
Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any
                       --------
registration statement withdrawn solely at the request of a Holder of Registrable Common Stock (unless withdrawn following postponement of filing by the Company in accordance with Section 2(e)(i) or (ii)) or any supplements or amendments to a registration statement or prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

      7.   Indemnification.

      (a) The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the

Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

     (b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in the Registration Statement; provided, however, that the obligation to indemnify shall be several,
           --------
not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemni fying party from its obligations thereunder.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

     (e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

     8.   Participation in Underwritten Registrations.

     No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.   Rule 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Common Stock, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     10.  Miscellaneous.

     (a)  No Inconsistent Agreements.  The Company shall not hereafter enter
          --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

     (b)  Remedies.  The parties agree and acknowledge that the rights granted
          --------
to the parties hereunder are valuable and unique and that any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without the posting of any bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     (c)  Amendments and Waivers.  Except as otherwise provided herein, the
          ----------------------
provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Holders of a majority of the number of shares of Registrable Common Stock then outstanding; provided, however, that if such prohibited action or omission does
--------
not adversely affect the rights of all of the Holders, the Company shall not be required to obtain the consent of any such Holder not adversely affected thereby.

     (d)  Successors and Assigns.  All covenants and agreements in this
          ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Person to whom Registrable Common Stock are transferred) and all of the Holders whether so expressed or not.

     (e)  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

     (f)  Counterparts.  This Agreement may be executed simultaneously in
          ------------
counterparts, each of which shall constitute an original, but both of which taken together shall constitute one and the same Agreement.

     (g)  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     (h)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without giving effect to conflict of laws rules.

     (i)  Notices.  All notices, demands or other communications to be given
          -------
or delivered under or by reason of the
provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally or by overnight courier or similar courier to the recipient, (ii) by facsimile transmission (receipt of which is confirmed) or (iii) three business days after being mailed by certified or registered mail, return receipt requested and postage prepaid, properly addressed, to the recipient. Such notices, demands and other communications shall be sent as follows:

     (1)      If to the Company:

              Samsonite Corporation
              11200 East 45th Avenue
              Denver, CO  80239
              Attention:  General Counsel
              Facsimile No.: (303) 373-6406

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              919 Third Avenue
              New York, New York  10022
              Attention:  Gregory A. Fernicola, Esq.
              Facsimile No.:  (212) 735-2000

     (2)      If to Apollo:

              Apollo Advisors, L.P.
              2 Manhattanville Road
              Purchase, New York  10577
              Facsimile No.: (212) 261-4070

     (3)      If to any other Holder:

              at the address or facsimile number indicated on the books of the Company or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of April 7, 1999.


                         SAMSONITE CORPORATION



                         By: Steve Armstrong
                            ----------------
                            Name:   Steve Armstrong
                            Title:  General Counsel


                         APOLLO INVESTMENT FUND, L.P.

                         By:  Apollo Advisors, L.P.,
                              Its General Partner

                              By:   Apollo Capital Management, Inc.,
                                    Its General Partner



                              By: Robert H. Falk
                                 ---------------
                                 Name:  Robert H. Falk
                                 Title: Vice President

                                      22